UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 2nd Street, Suite 300

Santa Monica CA 90401

(Address of principal executive offices)

(310) 890-5652

(Registrant's telephone number, including area code)

76 William Street

Paddington NSW 2021

Australia

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

On November 18, 2015, our Australian subsidiary, Banjo & Matilda Pty Limited ("Banjo Australia"), entered into a Deed of Settlement and Release (the "Agreement") with MoneyTech Finance Pty Ltd. ("Moneytech"), which has provided Banjo Australia with a borrowing facility since 2011, dismissing the proceedings instituted against Banjo Australia by Moneytech following Banjo Australia's default under the facility, as previously discussed in the Form 8-K we filed on November 5, 2015. Under the terms of the Agreement, Moneytech is allowed to retain 25% of Banjo Australia's weekly store sales revenue until the $165,523 of indebtedness under the facility, together with accrued interest thereon, has been paid in full. Interest on the indebtedness continues to accrue at the rate of 18% per annum.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANJO & MATILDA, INC.

Date: December 4, 2015	By:	/s/ Brendan Macpherson
Brendan Macpherson
Chief Executive Officer